EXHIBIT 99.1

TOMI Environmental Solutions Announces Mutual Termination of Merger Agreement with Carbonium Core

Frederick, MD – September 21, 2026 – TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global leader in disinfection and decontamination solutions, and Carbonium Core, Inc. (“Carbonium”), today announced that they have mutually agreed to terminate their previously announced definitive merger agreement, orginally dated June 28, 2026.

The decision to terminate the agreement was approved by TOMI’s Board of Directors on September 20, 2026. Both parties concluded that proceeding with the business combination is no longer in the best strategic or financial interest of their respective stakeholders.

Pursuant to the Merger Agreement, each party is responsible for its own fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

Dr. Halden Shane, CEO of TOMI Environmental Solutions commented, “TOMI has never been in a stronger position. Driven by the global adoption of our SteraMist solution, our business is delivering exceptional high-margin, recurring revenue growth and a healthy pipeline. Walking away cleanly from this transaction is in the best interest of our shareholders as we can now put refreshed focus on driving continued improvement in our operating results while protecting our clean capital structure. With our healthy backlog, the back half of the year should contribute to a strong 2026 for shareholders. In addition, we continue to pursue strategic partnerships with major players in our industry to expand market reach and sales opportunities.”

About TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ: TOMZ) is a global decontamination and infection prevention company providing environmental disinfection and bio-decontamination solutions through manufacturing, sales, and licensing of its Binary Ionization Technology® (BIT®) platform. Developed under a defense grant with DARPA, BIT® utilizes low-percentage hydrogen peroxide to produce ionized hydrogen peroxide (iHP®) fog. SteraMist® products serve hospitals, laboratories, government and military installations, cruise ships, office buildings, schools, restaurants, food processing facilities, and residences, delivering protection against a broad range of bacteria, viruses, mold, mycotoxins, and biological and chemical warfare agents. For additional information, please visit https://www.steramist.com or contact us at info@tomimist.com.

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Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include expectations regarding operating results and backlogs. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to acquire new customers and expands sales; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

INVESTOR RELATIONS CONTACT:

John Nesbett/Zach Nevas

IMS Investor Relations

tomi@imsinvestorrelations.com

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